FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

                       Date of Report: March 5, 1998
                     (Date of earliest event reported)



                            LANXIDE CORPORATION
           (Exact name of registrant as specified in its charter)


           DELAWARE                   0-16293               51-0270253
(State or other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                   Identification No.)




                        ----------------------------

                             1300 MARROWS ROAD
                               P.O. BOX 6077
                        NEWARK, DELAWARE 19714-6077
                               (302) 456-6200

      (Address including zip code, and telephone number including area code of registrant's principal executive offices)






Item 5.  Other Events.

Transactions with Commodore Environmental Services, Inc.

      On March 5, 1998, Lanxide Corporation ("Lanxide") entered into a series of transactions with Commodore Environmental Services, Inc. ("Commodore") and certain of its subsidiaries pursuant to which, among other things, Commodore paid $500,000 cash and its subsidiaries agreed to cancel $4,500,000 in indebtedness to subsidiaries of Lanxide (which was guaranteed by Lanxide) in exchange for the issuance of a royalty-bearing license to use CERASET(TM) on a worldwide basis, excluding Japan (the "License"). The License, which was issued pursuant to the terms of a Settlement and Release Agreement (the "Release Agreement"), grants Commodore certain business and technology rights that do not conflict with the rights of Lanxide's other licenses or future licenses in the fields for metal matrix composites and ceramic matrix composites.

      In connection with the issuance of the License, Lanxide and Commodore amended the Securities Purchase Agreement, dated July 3, 1997 (the "Purchase Agreement" and, as amended, the "Amended Purchase Agreement"). Pursuant to the Amended Purchase Agreement, among other things, (i) Lanxide and Commodore each agreed to exchange all of the issued and outstanding shares of Series G Preferred Stock of Lanxide ("Series G Preferred Stock"), which are held by Commodore, for an equal number of Series H Preferred Stock of Lanxide (the "Series H Preferred Stock"), (ii) Commodore's right to purchase additional shares of Series G Preferred Stock pursuant to the terms of the original Purchase Agreement was cancelled; (iii) Lanxide issued a Warrant (the "Warrant") to Commodore for the purchase of up to 270,000 shares of Lanxide's common stock, at an exercise price of $7.41 per share; and (iv) Commodore's right to purchase 250,000 shares of Series F Preferred Stock of Lanxide ("Series F Preferred Stock") pursuant to a Warrant issued to Commodore on July, 3, 1997 (the "1997 Warrant") was cancelled.

      The above description of the transactions contemplated set forth above is only a summary and is qualified in its entirety by reference to the full text of the Release Agreement, the Amended Purchase Agreement, the Warrant and the Certificate of Stock Designation of the Series H Preferred Stock, which are attached hereto and incorporated by reference herein. Reference is also made to Lanxide's Current Report on Form 8-K, filed on July 18, 1997, and the exhibits thereto, for a description of the Purchase Agreement, the Series F Preferred Stock, the Series G Preferred Stock and the 1997 Warrant.

Authorization of Employee Stock Option Plan.

      In connection with the restructuring of Lanxide's operations, Lanxide's Board of Directors authorized the adoption of a stock option plan (the "Option Plan") pursuant to which certain employees of Lanxide will be granted five year options to acquire shares of common stock of Lanxide for an exercise price anticipated to be $1.00. The aggregate number of shares to be reserved for issuance under the Option Plan will not exceed twenty-five percent (25%) of the issued and outstanding shares of common stock of Lanxide as of March 5, 1998, on a fully diluted basis.

Appointment of Director

      On March 5, 1998, Michael J. Hollins was elected to fill a vacancy on Lanxide's Board of Directors and to serve as Vice President - Operations of Lanxide.

Recommencement of Operations

      Lanxide announced in a press release issued on March 6, 1998, that although it has commenced limited operations with reduced debt and some limited working capital, Lanxide continues to work on additional restructuring measures necessary to improve its working capital position.

Item 7. Financial Statements and Exhibits.

   (a)  Financial statements of business acquired:

        Not applicable.

   (b)  Pro Forma financial information:

        Not applicable.

   (c)  Exhibits:

        3.1 Certificate of Stock Designation relating to the Series H Preferred Stock of Lanxide Corporation. Incorporated by reference to Exhibit B to the Amendment to Securities Purchase Agreement filed as Exhibit 10.2 to this Report.

        4.1       Warrant, dated July 3, 1997, issued by Lanxide
                  Corporation to Commodore Environmental Services, Inc. Incorporated by reference to Exhibit A to the Amendment to Securities Purchase Agreement filed as Exhibit 10.2 to this Report.

      10.1 Settlement and Release Agreement, dated March 5, 1998, by and among Lanxide Corporation, Lanxide Performance Materials, Inc., Marc S. Newkirk, Commodore Environmental Services, Inc. and Commodore Applied Technologies, Inc.

      10.2 Amendment to Securities Purchase Agreement, dated May 6, 1998, by and between Lanxide Corporation and Commodore Environmental Services, Inc. Incorporated by reference to Exhibit A to the Settlement and Release Agreement filed as
                  Exhibit 10.1 to this Report.

      99.1        Press Release issued by Lanxide on March 6, 1998.




                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     LANXIDE CORPORATION


                                     By /s/ Michael J. Hollins
                                       __________________________________
                                         Michael J. Hollins
                                         Vice President - Operations




Date:  March 19, 1998




                               EXHIBIT INDEX

        3.1 Certificate of Stock Designation relating to the Series H Preferred Stock of Lanxide Corporation. Incorporated by reference to Exhibit B to the Amendment to Securities Purchase Agreement filed as Exhibit 10.2 to this Report.

        4.1       Warrant, dated July 3, 1997, issued by Lanxide
                  Corporation to Commodore Environmental Services, Inc. Incorporated by reference to Exhibit A to the Amendment to Securities Purchase Agreement filed as Exhibit 10.2 to this Report.

      10.1 Settlement and Release Agreement, dated March 5, 1998, by and among Lanxide Corporation, Lanxide Performance Materials, Inc., Marc S. Newkirk, Commodore Environmental Services, Inc. and Commodore Applied Technologies, Inc.

      10.2 Amendment to Securities Purchase Agreement, dated May 6, 1998, by and between Lanxide Corporation and Commodore Environmental Services, Inc. Incorporated by reference to Exhibit A to the Settlement and Release Agreement filed as Exhibit 10.1 to this Report.

      99.1        Press Release issued by Lanxide on March 6, 1998.